EXHIBIT 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 30, 2007, with respect to the consolidated balance sheet of Owens Financial Group, Inc. and Subsidiaries as of December 31, 2006 in the Registration Statement on Form S-11 and Prospectus of Owens Mortgage Investment Fund for the registration of 200,000,000 units of limited partnership interest.

/s/ Moss Adams LLP

San Francisco, California

May 1, 2007